Exhibit 99.1

MODEL N ANNOUNCES SECOND QUARTER OF

FISCAL YEAR 2018 FINANCIAL RESULTS

Announces Debt Refinancing with Wells Fargo Bank N.A.

San Mateo, CA – Model N, Inc., (NYSE: MODN), the leading provider of revenue management cloud solutions for the pharmaceutical, medical device, high tech, manufacturing and semiconductor industries, today announced financial results for the second quarter, which ended March 31, 2018.

“Model N exceeded its revenue and profitability guidance for the second quarter of fiscal 2018 and posted our third straight quarter of positive Adjusted EBITDA, with positive free cash flow of $4.7 million. In addition, I am excited to announce that we have refinanced our debt which will significantly reduce our interest payments and improve our cash flow,” said Zack Rinat, Founder, Chairman, and Chief Executive Officer of Model N. “Model N is in an exciting position to partner with our customers as they reinvent their business for the Digital Era.”

Second Quarter 2018 Financial Highlights:

•

Revenues: SaaS and maintenance revenues were $33.0 million compared to $27.3 million for the second quarter of fiscal 2017. Total revenues were $39.2 million, compared to $33.3 million for the second quarter of fiscal 2017.

•

Gross Profit: Gross profit was $22.0 million compared to $17.2 million for the second quarter of fiscal 2017. Gross margins were 56% compared to 52% for the second quarter of fiscal 2017. Non-GAAP gross profit was $23.2 million, compared to $20.4 million for the second quarter of fiscal 2017. Non-GAAP gross margins were 59% compared to 58% for the second quarter of fiscal 2017.

•

(Loss) income from operations: GAAP loss from operations was $(2.4) million compared to a GAAP loss from operations of $(15.0) million for the second quarter of fiscal 2017. Non-GAAP income from operations was $2.2 million compared to a Non-GAAP loss from operations of $(5.3) million for the second quarter of fiscal 2017.

•

Net loss: GAAP net loss was $(3.9) million compared to net loss of $(12.5) million for the second quarter of fiscal 2017. GAAP basic and diluted net loss per share attributable to common stockholders was $(0.13) based upon weighted average shares outstanding of 30.0 million, as compared to net loss per share of $(0.44) for the second quarter of fiscal 2017 based upon weighted average shares outstanding of 28.5 million.

•

Non-GAAP net income (loss): Non-GAAP net income was $0.7 million as compared to Non-GAAP net loss of $(7.0) million for the second quarter of fiscal 2017. Non-GAAP net income per share was $0.02 based upon weighted average shares outstanding of 30.0 million, as compared to Non-GAAP net loss per share of $(0.25) for the second quarter of fiscal 2017 based upon weighted average shares outstanding of 28.5 million.

•	Adjusted EBITDA: Adjusted EBITDA was $3.0 million compared to $(4.4) million for the second quarter of fiscal 2017.

Use of Non-GAAP Financial Measures

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Announces Debt Refinancing with Wells Fargo Bank N.A., Lowering Interest Rate:

Model N announced that it has completed the refinancing of its existing term loan under a new Credit Agreement with Wells Fargo Bank, N.A. The Wells Fargo Bank facility is comprised of a term loan of $50.0 million and a revolver of $5.0 million. The proceeds from the new loan were used in part to pay off the amounts outstanding under the existing term loan agreement, which bore an interest rate of LIBOR plus 8.25% during the second quarter of fiscal 2018. Borrowing under the new Credit Agreement will bear interest, at the Company’s selection, of either (i) Base Rate plus a margin of 3.5% to 2.0% or (ii) a LIBOR plus a margin of 4.5% to 3.0%, with margin steps down based upon on the Company’s leverage ratio. With this refinancing, Model N will have a 45% to 64% reduction in LIBOR margin.

Financial Impact of Debt Refinancing and Interest Rate

•	Excluding any prepayment penalty, Model N anticipates the new loan to reduce its cash interest payment by approximately $0.8 million for the remainder of fiscal 2018.

•

In the third quarter of fiscal 2018, we expect to incur a one-time charge of approximately $3.2 million in connection with the refinancing, of which approximately $1.7 million is non-cash unamortized discounts and deferred financing costs write-off and $1.5 million in prepayment penalty. These amounts will be recorded as interest expense.

Business Highlights:

•

AstraZeneca subscribed to Revenue Cloud for Pharma for their U.S. business. Upon go-live, AstraZeneca will complete their On-Premise Transition (OPT) and become the first major pharmaceutical company to run their global business on Revenue Cloud for Pharma.

•	Gedeon Richter, a specialty global pharmaceutical company headquartered in Budapest Hungary with operations in over 100 countries, subscribed to Model N’s Global Price Management.

•	Sandoz, Swedish Orphan Biovitrum (Sobi), Novartis, and Takeda, among others, recently completed implementation projects and went live.

•	Model N conducted a successful Rainmaker, our annual customer conference, focused on Digital Reinvention with approximately 500 participants.

Guidance:

As of May 8, 2018, we are providing guidance for the third quarter of fiscal 2018 and the full fiscal year ending September 30, 2018, which is inclusive of the debt refinancing.

(in $ millions, except per share outlook)	Third Quarter Fiscal 2018	Full Year Fiscal 2018
Total GAAP Revenues	39.0 – 39.5	152.0 – 154.0
Non-GAAP income from operations	1.2 – 1.7	5.8 – 6.8
Non-GAAP net loss per share	(0.11) – (0.09)	(0.07) – (0.05)
Adjusted EBITDA	2.0 – 2.5	9.0 – 10.0

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the second quarter, which ended March 31, 2018. The conference call can be accessed by dialing (877) 407-4018 from the United States or (201) 689-8471 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the investor relations page of Model N’s website at investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on May 15, 2018, a telephone replay will be available by dialing (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 13678567.

About Model N

Model N is the leader in revenue management solutions. Driving mission critical business processes such as configure, price and quote (CPQ), contract and rebate management, business intelligence, and regulatory compliance, Model N solutions transform the revenue lifecycle from a series of disjointed operations into a strategic end-to-end process. With deep industry expertise, Model N supports the complex business needs of the world’s leading brands in pharmaceutical, medical device, high tech, manufacturing and semiconductors across more than 120 countries, including Pfizer, AstraZeneca, Sanofi, Gilead, Abbott, Stryker, AMD, Micron, Seagate, STMicroelectronics, NXP, Sesotec, and Southern States.  For more information, visit www.modeln.com

Model N® is the registered trademark of Model N, Inc. Any other company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s third quarter and full year fiscal year 2018 revenue, the financial impact of Model N’s debt refinancing, and other financial results as well as outlook for fiscal year 2018 and future prospects. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; and (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xi) changes in health care regulation and policy and tax in the United States and worldwide; and (xii) our ability to retain customers, and (xiii) acquisition-related risks from our acquisition of Revitas. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2017, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net loss, non-GAAP net (loss) income per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expense, acquisition & integration related expenses, deferred revenue adjustment and amortization of intangible assets. Non-GAAP loss from operations and non-GAAP net loss exclude stock-based compensation expense, amortization of intangible assets,  and acquisition & integration related expenses, deferred revenue adjustment and valuation allowance resulting from Revitas acquisition as they are often excluded by other companies to help investors understand the operational performance of their business and, in the case of stock-based compensation, can be difficult to predict and therefore we have not provided a reconciliation of forecasted Non-GAAP results with GAAP. In addition, stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.  Adjusted EBITDA is defined as net loss, adjusted depreciation and amortization, stock-based compensation expense, acquisition & integration related expenses, deferred revenue adjustment, interest (income) expense, net, and other (income) expenses, net, and provision (benefit) for income taxes.  Reconciliation tables are provided in this press release.

Investor Relations Contact:

ICR for Model N
Staci Mortenson, 650-610-4998

investorrelations@modeln.com

Media Contact:

pr@modeln.com

Model N Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	As of	As of
	March 31,	September 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$55,229	$57,558
Accounts receivable, net	31,490	24,784
Prepaid expenses	4,242	3,733
Other current assets	571	1,013
Total current assets	91,532	87,088
Property and equipment, net	3,043	4,611
Goodwill	39,283	39,283
Intangible assets, net	37,358	40,156
Other assets	1,056	798
Total assets	$172,272	$171,936
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,319	$3,002
Accrued employee compensation	9,521	14,996
Accrued liabilities	3,172	4,979
Deferred revenue, current portion	56,025	49,186
Long term debt, current portion	5,225	4,753
Total current liabilities	76,262	76,916
Long-term liabilities:
Long term debt	52,458	52,452
Other long-term liabilities	1,369	1,307
Total long-term liabilities	53,827	53,759
Total liabilities	130,089	130,675
Stockholders' equity:
Common Stock	5	4
Preferred Stock	—	—
Additional paid-in capital	227,107	217,052
Accumulated other comprehensive loss	(483)	(502)
Accumulated deficit	(184,446)	(175,293)
Total stockholders' equity	42,183	41,261
Total liabilities and stockholders' equity	$172,272	$171,936

Model N Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,		Six months ended March 31,
	2018	2017	2018	2017
Revenues:
SaaS and maintenance	$32,997	$27,257	$65,320	$49,897
License and implementation	6,237	6,000	12,981	11,423
Total revenues	39,234	33,257	78,301	61,320
Cost of Revenues:
SaaS and maintenance	12,866	11,880	25,890	22,088
License and implementation	4,387	4,159	8,172	7,773
Total cost of revenues	17,253	16,039	34,062	29,861
Gross profit	21,981	17,218	44,239	31,459
Operating Expenses:
Research and development	8,047	8,934	17,115	14,909
Sales and marketing	9,015	11,608	17,507	20,342
General and administrative	7,324	11,668	16,055	18,853
Total operating expenses	24,386	32,210	50,677	54,104
Loss from operations	(2,405)	(14,992)	(6,438)	(22,645)
Interest expense (income), net	1,449	1,380	2,872	1,347
Other expenses (income), net	(87)	228	38	74
Loss before income taxes	(3,767)	(16,600)	(9,348)	(24,066)
(Benefit) provision for income taxes	129	(4,110)	(195)	(3,976)
Net loss	$(3,896)	$(12,490)	$(9,153)	$(20,090)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.13)	$(0.44)	(0.31)	$(0.71)
Weighted average number of shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	29,983	28,452	29,689	28,228

Model N Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended March 31,
	2018	2017
Cash Flows From Operating Activities:
Net loss	$(9,153)	$(20,090)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,427	3,493
Stock-based compensation	7,282	4,448
Amortization of debt discount and issuance cost	478	244
Deferred income taxes	(572)	(4,073)
Other non-cash charges	(22)	235
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(6,622)	(876)
Prepaid expenses and other assets	(608)	1,707
Deferred cost of implementation services	338	1,076
Accounts payable	(685)	(762)
Accrued employee compensation	(5,497)	(818)
Other accrued and long-term liabilities	(1,525)	(1,926)
Deferred revenue	7,133	3,731
Net cash used in operating activities	(5,026)	(13,611)
Cash Flows From Investing Activities:
Purchases of property and equipment, net	(91)	(222)
Acquisition of businesses, net of cash acquired	—	(47,773)
Capitalization of software development costs	—	(285)
Net cash used in investing activities	(91)	(48,280)
Cash Flows From Financing Activities:
Proceeds from exercise of stock options and issuance of employee stock purchase plan	2,773	1,548
Proceeds from term loan	—	48,686
Debt issuance costs	—	(806)
Net cash provided by financing activities	2,773	49,428
Effect of exchange rate changes on cash and cash equivalents	15	(4)
Net decrease in cash and cash equivalents	(2,329)	(12,467)
Cash and cash equivalents
Beginning of period	57,558	66,149
End of period	$55,229	$53,682

Model N Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,		Six months ended March 31,
	2018	2017	2018	2017
Reconciliation from GAAP net loss to adjusted EBITDA:
GAAP net loss:	$(3,896)	$(12,490)	$(9,153)	$(20,090)
Reversal of non-GAAP items:
Stock-based compensation expense	3,246	2,553	7,282	4,448
Depreciation and amortization	2,162	2,399	4,427	3,493
Deferred revenue adjustment	—	2,100	627	2,100
Acquisition and integration related costs	—	3,563	—	4,765
Interest expense (income), net	1,449	1,380	2,872	1,347
Other expenses (income), net	(87)	228	38	74
(Benefit) provision for income taxes	129	(4,110)	(195)	(3,976)
Adjusted EBITDA	$3,003	$(4,377)	$5,898	$(7,839)

	Three Months Ended March 31,		Six months ended March 31,
	2018	2017	2018	2017
Reconciliation from GAAP revenue to revenue before deferred revenue adjustment:
GAAP revenue:	$39,234	$33,257	$78,301	$61,320
Deferred revenue adjustment (d)	—	2,100	627	2,100
Revenue before deferred revenue adjustment	$39,234	$35,357	$78,928	$63,420

	Three Months Ended March 31,		Six months ended March 31,
	2018	2017	2018	2017
Reconciliation from GAAP gross profit to non-GAAP gross profit:
GAAP gross profit:	$21,981	$17,218	$44,239	$31,459
Reversal of non-GAAP expenses:
Stock-based compensation (a)	703	416	1,273	896
Amortization of intangible assets (b)	476	487	952	742
Acquisition and integration related expenses (c)	—	202	—	223
Deferred revenue adjustment (d)	—	2,100	627	2,100
Non-GAAP gross profit	$23,160	$20,423	$47,091	$35,420
Percentage of revenue before deferred revenue adjustment	59.0%	57.8%	59.7%	55.8%

	Three Months Ended March 31,		Six months ended March 31,
	2018	2017	2018	2017
Reconciliation from GAAP loss from operations to non-GAAP loss from operations:
GAAP net loss from operations:	$(2,405)	$(14,992)	$(6,438)	$(22,645)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	3,246	2,553	7,282	4,448
Amortization of intangible assets (b)	1,382	1,429	2,800	1,793
Acquisition and integration related expenses (c)	—	3,563	—	4,765
Deferred revenue adjustment (d)	—	2,100	627	2,100
Non-GAAP income (loss) from operations	$2,223	$(5,347)	$4,271	$(9,539)

	Three Months Ended March 31,		Six months ended March 31,
	2018	2017	2018	2017
Numerator:
Reconciliation between GAAP and non-GAAP net loss:
GAAP net loss:	$(3,896)	$(12,490)	$(9,153)	$(20,090)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	3,246	2,553	7,282	4,448

Amortization of intangible assets (b)	1,382	1,429	2,800	1,793
Acquisition and integration related expenses (c)	—	3,563	—	4,765
Deferred revenue adjustment (d)	—	2,100	627	2,100
Deferred tax valuation allowances (f)	—	(4,165)	—	(4,165)
Non-GAAP net income (loss) attributable to Model N Inc. common stockholders	$732	$(7,010)	$1,556	$(11,149)
Denominator:
Reconciliation between GAAP and non-GAAP net loss per share attributable to Model N Inc. common stockholders:
Weighted average number of shares used in computing GAAP dilutive net loss per share	29,983	28,452	29,689	28,228
GAAP dilutive net loss per share attributable to Model N Inc. common stockholders	$(0.13)	$(0.44)	$(0.31)	$(0.71)
Non-GAAP net income (loss) per share attributable to Model N Inc. common stockholders	0.02	(0.25)	0.05	(0.40)

	Three Months Ended March 31,		Six months ended March 31,
	2018	2017	2018	2017
Amortization of intangibles assets recorded in the statement of operations:
Cost of revenues:
SaaS and maintenance	$476	$487	952	742
License and implementation	—	—
Total amortization of intangibles assets in cost of revenue (b)	476	487	952	742
Operating expenses:
Research and development	—	—	—	—
Sales and marketing	906	942	1,848	1,051
General and administrative	—	—	—	—
Total amortization of intangibles assets in operating expense (b)	906	942	1,848	1,051
Total amortization of intangibles assets (b)	$1,382	$1,429	$2,800	$1,793

	Three Months Ended March 31,		Six months ended March 31,
	2018	2017	2018	2017
Stock-based compensation recorded in the statement of operations:
Cost of revenues:
SaaS and maintenance	$357	$206	635	452
License and implementation	346	210	638	444
Total stock-based compensation in cost of revenue (a)	703	416	1,273	896
Operating expenses:
Research and development	743	357	1,400	761
Sales and marketing	660	356	1,531	909
General and administrative	1,140	1,424	3,078	1,882
Total stock-based compensation in operating expense (a)	2,543	2,137	6,009	3,552
Total stock-based compensation (a)	$3,246	$2,553	$7,282	$4,448

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, Model N uses non-GAAP measures of adjusted EBITDA, gross profit, loss from operations, net loss, weighted average shares outstanding and net loss per share, which are adjusted to exclude certain legal expenses, Channel Insight and Revitas acquisition related costs, deferred revenue adjustment and valuation allowance resulting from Revitas acquisition, stock-based compensation expense, amortization of intangible assets and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Model N’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a) Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. Stock-based compensation is a non-cash item. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies.

(b) Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(c) In January 2017, we acquired Revitas, as part of the acquisition we incurred certain non-recurring integration costs. We believe that exclusion of these acquisition related adjustments and costs provides for a better comparison of our operation results to prior periods and to our peer companies.

(d) Represents deferred revenue adjustment resulting from purchase price accounting that is related to the Revitas acquisition and is a non-cash item. As such, we believe this adjustment provides for a better comparison of our operation results to prior periods and to our peer companies.